Exhibit (c)(6)

November 17, 2013 / Confidential Project Jupiter Fairness Opinion Materials Jefferies LLC Member SIPC

Disclaimer The following pages contain material provided to JLL Associates VI, L.P. (“JLL Associates”) as a general partner of JLL Partners Fund VI, L.P., by Jefferies LLC (“Jefferies”) in connection with a proposed transaction involving Patheon, Inc. (“Patheon” or the “Company”). These materials were prepared on a confidential basis and not with a view toward complying with the disclosure standards under state or federal securities laws. These materials are for use of JLL Associates and may not be used for any other purpose without Jefferies’ written consent. The information contained in this presentation was based solely on publicly available information or information furnished to Jefferies. Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects, and Jefferies makes no representation or warranty in respect of the accuracy, completeness or fair presentation of such information. Jefferies does not provide accounting, tax, legal, or regulatory advice. In addition, Jefferies and JLL Associates mutually agree that, subject to applicable law, JLL Associates (and its employees, representatives and other agents) may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, and all materials of any kind (including tax opinions and other tax analyses) related thereto, without Jefferies imposing any limitation of any kind. Important Disclosures i

Table of Contents Transaction Overview 1 Patheon Overview 2 Financial Analysis 3 Appendix 4 Tab ii

Transaction Overview 1

Transaction Structure

Transaction Structure



DSM
DSM Assets
Contributes Select Assets
Seller Note + 49% Equity Ownership
51% Equity Ownership
JLL Partners Fund VI L.P., limited partners of JLL funds, and others ("Sponsor")
Cash
NewCo LP (DSM Assets + Patheon)
Debt Investors
Cash
2.1
Cash
2.2
Cash
Public Shareholders (44%)
JLL Partners Fund V (56%)
Patheon
1
2
3

(1) Koninklijke DSM N.V. ("DSM") and Sponsor form NewCo LP for the purpose of acquiring Patheon and absorbing DSM asset contribution

- Sponsor provides equity capital to NewCo LP
- NewCo LP borrows funds at operating company level
- DSM contributes DSM Assets to NewCo LP

(2) NewCo LP acquires (1) the 44% of the shares of Patheon directly from Patheon shareholders by way of a Plan of Arrangement in a cash transaction and (2) 56% of the shares of Patheon by acquiring JLL Partners Fund V (Patheon) L.P. in a cash transaction

- JLL Associates has indicated that Fund V has no assets or liabilities other than the direct or indirect ownership of shares of Patheon

(3)
- DSM receives (1) 49% ownership of NewCo LP equity and (2) Paid-in-kind seller note issued by a wholly-owned subsidiary of NewCo LP
- JLL Partners Fund VI L.P. and others receive 51% ownership of NewCo LP equity

Source: JLL Partners, Inc. ("JLL Partners"), an affiliate of JLL Associates.

2

Jefferies

Summary of Selected Transaction Terms

Structure ■Acquisition of Patheon by way of a Plan of Arrangement and an acquisition of JLL Partners Fund V (Patheon) L.P. interests

Price per Share ■$9.32 USD ■Per share price is fixed at $9.32 USD to be received by shareholders Consideration ■100% cash Implied Equity Value ■$1,391.5 million (USD) (1) Implied Enterprise Value ■$1,967.7 million (USD) (2) Financing ■$1,650.0 million committed financing -$1,150.0 million 1st Lien Term Loan -$500.0 million Senior Unsecured Notes Expected Closing ■Q1 2014 Other Considerations ■Break up fee to be negotiated ■Other customary closing conditions, including anti trust approvals

Sources: Arrangement Agreement provided on November 14, 2013, Patheon public filings, Capital IQ as of November 15, 2013, and materials prepared by Patheon management and furnished by management of JLL Partners. (1)Fully-diluted shares calculated using the treasury stock method based on 140.9 million common shares, 11.1 million stock options at a weighted average exercise price of $2.65 USD and 0.447 million director stock units per JLL Partners. (2)Assumes $623.7 million in debt and $47.5 million in cash per materials prepared by Patheon management and furnished by management of JLL Partners. Acquisition of Patheon 3

Transaction Overview

Current Patheon Market Data *(CAD, unless otherwise noted)*		
Current Closing Stock Price (11/15/2013)	$	5.95
30-Day VWAP [1]		5.78
60-Day VWAP [1]		6.22
90-Day VWAP [1]		6.12
1 Year VWAP [1]		4.53
52-Week High (08/23/13) [2]		6.79
52-Week Low (02/21/13) [2]		3.15
Fully Diluted Shares Outstanding (mm) [3]		147.3
Implied Equity Value (CAD)	**$**	**876.5**
CAD-USD Exchange Rate		0.956
Implied Equity Value (USD) [4]	**$**	**837.9**
Less: Cash and Cash Equivalents (mm)		(47.5)
Plus: Total Debt (mm)		623.7
Implied Enterprise Value (USD)	**$**	**1,414.1**

Transaction Metrics *(CAD, unless otherwise noted)*		
Offer Price per Share	$	9.75
Offer Price Premium to:		
Current Closing Stock Price (11/15/2013)		63.9%
30-Day VWAP [1]		68.6%
60-Day VWAP [1]		56.9%
90-Day VWAP [1]		59.2%
1 Year VWAP [1]		115.4%
52-Week High (08/23/13) [2]		43.6%
52-Week Low (02/21/13) [2]		209.5%
Fully Diluted Shares Outstanding (mm) [3]		149.3
Implied Equity Value (CAD)	**$**	**1,455.6**
CAD-USD Exchange Rate		0.956
Implied Equity Value (USD) [4]	**$**	**1,391.5**
Less: Cash and Cash Equivalents (mm)		(47.5)
Plus: Total Debt (mm)		623.7
Implied Enterprise Value (USD)	**$**	**1,967.7**

Current Patheon Multiples [5]	Statistic	Current Market Multiples
TEV / CY2013E Revenue	$1,069.5	1.3x
TEV / CY2014E Revenue	1,156.1	1.2x
TEV / CY2013E Adjusted EBITDA	158.7	8.9x
TEV / CY2013E Adjusted Pro Forma EBITDA [6]	181.7	7.8x
TEV / CY2014E Adjusted EBITDA	208.3	6.8x

Implied Transaction Multiples [5]	Implied Transaction Multiples	Median Comparable Multiples	Median Comparable Transactions
TEV / CY2013E Revenue	1.8x	1.9x	2.1x
TEV / CY2014E Revenue	1.7x	1.8x	na
TEV / CY2013E Adjusted EBITDA	12.4x		
TEV / CY2013E Adjusted Pro Forma EBITDA [6]	10.8x	11.1x	11.3x
TEV / CY2014E Adjusted EBITDA	9.4x	10.2x	na

Sources: Patheon SEC filings, Capital IQ as of November 15, 2013, and materials prepared by Patheon management and furnished by management of JLL Partners.
(1) Reflects trading days. VWAP defined as volume weighted average price.
(2) Based on closing stock prices.
(3) Fully-diluted shares calculated using the treasury stock method based on 140.9 million common shares, 11.1 million stock options at a weighted average exercise price of $2.65 USD and 0.447 million director stock units per materials prepared by Patheon management and furnished by management of JLL Partners.
(4) Assumes a CAD to USD exchange rate of 0.956 as of November 15, 2013 per Capital IQ.
(5) Multiples per financials prepared by Patheon management and furnished by JLL Partners.
(6) Adjustments are prepared by Patheon management and furnished by JLL Partners.

4

Jefferies

Patheon Overview 5

Patheon — Company Overview

Overview

- Market leading CDMO with global footprint in growing industry of pharmaceutical outsourcing
- Operates in three distinct, synergistic segments
  - Commercial Manufacturing Outsourcing ("CMO")
  - Pharmaceutical Development Services ("PDS")
  - Banner Life Sciences ("BLS")
- Core dosage form expertise in solids and steriles
- Over 5,500 employees across 14 facilities
- Listed on the Toronto Stock Exchange (TSX:PTI)
- JLL owns 56% of shares (JLL Partners Fund V (Patheon), L.P.)

CDMO Value Chain



Clinical
Commercial
Discovery
API
PDS
CMO
Drug Substance
Drug Product
Discovery Chem/Bio
ADME/Tox
API Route Scouting
API Proc Dev
API CTM
Analytical Method
Solid State Chem.
Pre-formulation
Analytical Method
Dose Formulation
Dose CTM
Comm Mgt Solid
Comm Mfg Parenteral
Comm Mgt Other
Patheon

Business Segments



Patheon is #1 provider of PDS Services including pre-formulation, formulation, analytical development, clinical manufacturing, scale-up and commercialization
Commercial Manufacturing
Revenue $653M (1)
Pharmaceutical Development Services
Revenue $147M (1)
Banner Life Sciences
Revenue $255M (1)
Patheon's CMO capabilities cover primarily prescription (Rx) products in solid, soft gel and sterile dosage forms, as well as specialized capabilities in high potency, controlled/sustained release, and sterile manufacturing, including aseptic filling and lyophilization

Banner Life Sciences is a leading provider of soft gel technologies across prescription (Rx/Gx), OTC, and nutritional products

Patheon's Global Network



Milton Park, England
Whitby, Canada
Swindon, England
Tilburg, Netherlands
Toronto, Canada
Durham, NC
High Point, NC
Monza, Italy
Cincinnati, OH
Tokyo, Japan
Bourgoin, France
Manati, Puerto Rico
Ferentino, Italy
Mexico City, Mexico

Sources: Patheon SEC filings and materials prepared by Patheon management and furnished by management of JLL Partners.
(1) Represents FY2013E revenue.

6

Jefferies

Patheon — Historical Stock Price Performance Last 12 Months—200 400 600 800 1,000 $- $2.00 $4.00 $6.00 $8.00 $10.0011/15/1212/30/1202/14/1303/31/1305/16/1307/01/1308/15/1309/30/1311/15/13VolumePriceStock Price (CAD) Volume (000)

Trading Summary Date Stock Price (CAD) Closing Stock Price 11/15/13 $5.95 52-Week High 08/23/13 6.79 52-Week Low 02/21/13 3.15 30-Day VWAP (1) 5.78 60-Day VWAP (1) 6.22 90-Day VWAP (1) 6.12 1 Year VWAP (1) 4.53

Source: Capital IQ as of November 15, 2013. (1)Based on trading days. VWAP defined as volume weighted average price. 7

Patheon — Volume Traded Overview Last 12 Months (1) Stock Price Statistics (CAD) 11/15/2013 $5.95 52-Week High (1) 6.79 52-Week Low (1) 3.15 30-Day VWAP (2)(3) 5.78 60-Day VWAP (2)(3) 6.22 90-Day VWAP (2)(3) 6.12 1-Year VWAP (2)(3) 4.53

Total Shares Traded (000) 14,280

Source: Capital IQ as of November 15, 2013. (1)Based on closing stock prices. (2)Based on trading days. (3)VWAP defined as volume weighted average price. Trading History 6,913 2,341 3,195 1,831 48.4% 64.8% 87.2% 100.0% – 25%50%75%100%– 3,0006,0009,00012,00015,000$3.00—$3.99$4.00—$4.99$5.00—$5.99$6.00—$6.99Cumulative Volume (%) Shares Traded (000) Volume (000)% Cumulative 8

Patheon — Shareholder Profile

Shareholder Summary


Retail
23%
JLL Partners Fund V (Patheon) L.P.
56%
Other Insiders
10%
Institutions
11%

Shareholder Ownership

Insider Ownership		
Insider	Holdings (shares)	% Outstanding
JLL Partners Fund V (Patheon) L.P.	78,524,986	55.7%
Joaquín Bautista Viso	11,689,698	8.3%
James C. Mullen	2,312,085	1.6%
Michael E. Lytton	379,030	0.3%
Brian G. Shaw	110,939	< 0.1%
Derek J. Watchorn	51,438	< 0.1%
David E. Sutin	36,454	< 0.1%
Mark J. Kontny	25,000	< 0.1%
Total Insiders:	**93,129,630**	**65.9%**

Institutional Ownership			
Account	Holdings (shares)	% Outstanding	City
CI Investments Inc.	8,165,265	5.8%	Toronto
TD Asset Management Inc.	2,004,482	1.4%	Toronto
Altrinsic Global Advisors, LLC	1,737,139	1.2%	Greenwich
Hesperian Capital Management Ltd.	1,680,000	1.2%	Calgary
Fiera Capital Corporation	1,344,196	1.0%	Montreal
Cypress Capital Management Ltd.	300,000	0.2%	Vancouver
Fulcra Asset Management Inc.	90,001	< 0.1%	Vancouver
Dimensional Fund Advisors, LP	89,785	< 0.1%	Austin
Connor, Clark & Lunn Investment Management L	77,200	< 0.1%	Vancouver
AXA Rosenberg Investment Management Ltd.	27,600	< 0.1%	London
Total Institutions:	**15,515,668**	**10.8%**	

Source: Thomson Financial. Account holdings are based on 13F filings (as of 06/30/13). Insider holdings based on Proxy and Form 4 filings.

9

Jefferies

Shareholder Ownership Patheon — Shareholder Profile Shareholder Summary Institutions 11% Other Insiders 10% Retail 23% Source: Thomson Financial. Account holdings are based on 13F filings (as of 06/30/13). Insider holdings based on Proxy and Form 4 filings. Institutional OwnershipHoldings%Account(shares)OutstandingCityCI Investments Inc.8,165,2655.8%TorontoTD Asset Management Inc.2,004,4821.4%TorontoAltrinsic Global Advisors, LLC1,737,1391.2%GreenwichHesperian Capital Management Ltd.1,680,0001.2%CalgaryFiera Capital Corporation1,344,1961.0%MontrealCypress Capital Management Ltd.300,0000.2%VancouverFulcra Asset Management Inc.90,001< 0.1%VancouverDimensional Fund Advisors, LP89,785< 0.1%AustinConnor, Clark & Lunn Investment Management Ltd.77,200< 0.1%VancouverAXA Rosenberg Investment Management Ltd.27,600< 0.1%LondonTotal Institutions:15,515,66810.8%Insider OwnershipHoldings%Insider(shares)OutstandingJLL Partners Fund V (Patheon) L.P.78,524,98655.7%Joaquín Bautista Viso 11,689,6988.3%James C. Mullen 2,312,0851.6%Michael E. Lytton 379,0300.3%Brian G. Shaw 110,939< 0.1%Derek J. Watchorn 51,438< 0.1%David E. Sutin 36,454< 0.1%Mark J. Kontny 25,000< 0.1%Total Insiders:93,129,63065.9%JLL Partners Fund V (Patheon) L.P. 56% 9

Financial Analysis 11

Financial Analysis Summary Jefferies utilized the methodologies outlined below in its financial analysis of Patheon Selected Public Companies Analysis ■A method of valuing an entity relative to publicly traded companies with similar products or services, similar operating or financial characteristics, and/or similar customers or markets ?Jefferies reviewed 10 companies in the Contract Manufacturing Organization (“CMO”) and Contract Research Organization (“CRO”) sectors with similar growth profiles to that of Patheon Premiums Paid ■Jefferies reviewed 41 selected U.S. and Canadian public transactions announced from January 1, 2009 through November 15, 2013 involving healthcare companies with transaction values of between $500 million and $3 billion Jefferies did not attribute any particular weight to any analysis, methodology, or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Jefferies’ analyses must be considered as a whole. Considering any portion of the analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein. ■For informational purposes, Jefferies also reviewed premiums paid in selected M&A transactions involving publicly traded U.S. target companies Selected Precedent M&A Transactions Analysis ■A valuation methodology based on a review of recent merger and acquisition (“M&A”) transactions involving companies having similar products or services, similar operating or financial characteristics, or similar customers or markets ?Jefferies reviewed 12 selected precedent transactions in the CMO and CRO sectors announced since the beginning of 2010 Discounted Cash Flow Analysis ■A valuation methodology based on an entity’s or a business’s risk-adjusted cash flow generating abilities ?Terminal value calculated using an EBITDA multiple of 8.0x – 10.0x ?A range of discount rates between 9.2% – 10.2% were applied to Patheon’s projected cash flows 12

Financial Projections — Fiscal Year

Key Assumptions

- Financial Projections prepared by Patheon management and furnished by management of JLL Partners

($USDmm)	Historical FYE October 31, 2011A	2012A	Projected FYE October 31, 2013E	2014E	2015E	2016E	2017E	CAGR (%) '12 - '17
Commercial Manufacturing	$572.6	$613.1	$652.9	$705.1	$747.4	$792.3	$839.8	
Pharmaceutical Development Services	127.4	138.4	147.0	161.6	171.3	181.6	192.5	
Banner Life Sciences	-	-	254.8	277.0	299.2	321.6	344.1	
Revenue	**$700.0**	**$751.6**	**$1,054.7**	**$1,143.8**	**$1,217.9**	**$1,295.5**	**$1,376.4**	*12.9%*
% Growth	*4.3%*	*7.4%*	*40.3%*	*8.4%*	*6.5%*	*6.4%*	*6.2%*	
Cost of Goods Sold	518.5	552.4	742.0	768.7	811.6	856.2	902.4	
Gross Profit	**181.6**	**199.2**	**312.6**	**375.1**	**406.3**	**439.3**	**474.0**	*18.9%*
% Margin	*25.9%*	*26.5%*	*29.6%*	*32.8%*	*33.4%*	*33.9%*	*34.4%*	
Operating Expenses	164.3	166.7	218.8	222.8	231.3	240.1	249.1	
Operating Income	**$17.3**	**$32.5**	**$93.9**	**$152.3**	**$175.0**	**$199.2**	**$224.9**	*47.2%*
% Margin	*2.5%*	*4.3%*	*8.9%*	*13.3%*	*14.4%*	*15.4%*	*16.3%*	
Adjusted EBIT (1)	**$32.1**	**$49.8**	**$99.4**	**$152.3**	**$175.0**	**$199.2**	**$224.9**	*35.2%*
Depreciation and Amortization	53.2	40.8	50.2	51.6	54.9	58.3	61.9	
Adjusted EBITDA	**$85.3**	**$90.6**	**$149.6**	**$203.9**	**$229.9**	**$257.5**	**$286.8**	*25.9%*
% Growth	*(1.0%)*	*6.2%*	*65.2%*	*36.3%*	*12.7%*	*12.0%*	*11.4%*	
% Margin	*12.2%*	*12.1%*	*14.2%*	*17.8%*	*18.9%*	*19.9%*	*20.8%*	
Total Adjustments (2)			27.6					
Adjusted Pro Forma EBITDA	-	-	**$177.3**	-	-	-	-	
% Margin			*16.8%*					

Source: Financials Projections per Patheon management and furnished by JLL Partners.

(1) Includes adjustments to SG&A related to consulting fees, stock-based compensation, special committee costs, executive severance costs and SEC registration costs as prepared by Patheon management and furnished by management of JLL Partners.

(2) Adjustments prepared by Patheon management and furnished by JLL Partners.

13

Jefferies

$6.81 $9.37 $8.04 $8.52 $8.02 $7.74 $9.98 $12.44 $10.37 $11.98 $10.82 $10.12 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00Financial Analysis Summary Selected Public Companies Analysis (1)(2) Implied Patheon Equity Value per Share ($USD) Methodology Components Sources: Public filings, projections prepared by Patheon management and furnished by JLL Partners, Wall Street research, ThomsonOne Banker, and Capital IQ as of November 15, 2013. (1)Assumes $623.7 million in debt and $47.5 million in cash as prepared by Patheon management and furnished by JLL Partners. (2)Implied full-diluted price per share calculated using the treasury stock method based on 140.9 million common shares, 11.1 million stock options at a weighted average exercise price of $2.65 USD and 0.447 million director stock units as prepared by Patheon management and furnished by management of JLL Partners. Bottom end of range for each component as per fully diluted share count assuming low end of total implied value, and top end of range for each component as per fully diluted share count assuming high end of total implied value. (3)Adjustments prepared by Patheon management and furnished by JLL Partners. (4)Includes adjustments to SG&A related to consulting fees, stock-based compensation, special committee costs, executive severance costs and SEC registration costs as prepared by Patheon management and furnished by JLL Partners. (5)Based on selected transactions announced from January 1, 2009 to November 15, 2013 involving U.S. and Canadian-based, publicly traded healthcare target companies with transaction values of between $500 million and $3 billion. ■1.75x – 2.25x FY2013E Revenue of $1,054.7 million Offer Price: $9.32 USD Enterprise Value / CY2013E Pro Forma Adjusted EBITDA (3)(4) ■9.5x – 11.5x CY2013E Adjusted Pro Forma EBITDA of $181.7 million (3)(4) Enterprise Value / CY2014E Adjusted EBITDA (4) ■8.5x – 10.5x CY2014E Adjusted EBITDA of $208.3 million (4) Premiums Paid (5) ■25th to 75th Percentiles of Premiums Paid Analysis: 19.7% – 75.4% Closing Stock Price as of 11/15/13 Precedent Transaction Analysis (1)(2) Enterprise Value / LTM Revenue Discounted Cash Flow Analysis (1)(2) ■EBITDA Exit Multiple range of 8.0x – 10.0x applied to FY2017E Adjusted EBITDA of $286.8 million (4) ■WACC: 9.2% – 10.2% ■10.0x – 12.0x FY2013E Adjusted Pro Forma EBITDA of $177.3 million (4) Enterprise Value / LTM Adjusted EBITDA (4) 14

2013 EV / EBITDA 2014 EV / EBITDA 13.3x 13.1x 12.8x 12.2x 11.1x 11.1x 10.5x 10.3x 9.2x 9.1x 9.7x 0.0x2.0x4.0x6.0x8.0x10.0x12.0x14.0x16.0x18.0x11.8x 11.4x11.3x 11.0x 10.5x 9.9x 9.7x 9.3x 9.0x 7.0x 8.2x 0.0x2.0x4.0x6.0x8.0x10.0x12.0x14.0xCompa rable Companies Contract Research Organization Median (excludes Patheon) Contract Manufacturing Organization Median: 11.1x Median: 10.2x ‘12 – ‘14 Revenue CAGR 15.3% 14.6% 12.3% 9.5% 9.2% 6.6% 5.0% 3.9% 3.5% 0.4% 4.8% 0.0%4.0%8.0%12.0%16.0%20.0%Median: 7 .9% ’13 EBITDA Margin 27.5% 23.6% 21.1% 19.2% 17.8% 16.0% 15.4% 14.9% 13.2% 12.9% 14.2% 0.0%6.0%12.0%18.0%24.0%30.0%Me dian: 16.9% Sources: Public filings and Capital IQ as of November 15, 2013, except Cambrex which has EBITDA estimates as of November 1, 2013. (1)Based on calendarized Wall Street fiscal year consensus estimates as outlined on pg. 10 of this deck. (2)Patheon CY2012 Revenue accounts for $268.8 million of fiscal year revenue ending October 31, 2012 from Banner Pharmacaps. (3)Outstanding common shares, stock options, cash and debt per the 10Q filed by Patheon on September 5, 2013 for the period ending July 31, 2013. 15

EnterpriseEV / RevenueEV / EBITDAValueLTMLTMDateAcquirerTarget($mm)(x)(x)Contract Research Organization06/24/13KKRPRA International- na Confidential10/03/11Carlyle / Hellman & FriedmanPPD3,484.7 2.3x11.1x05/17/11inVentiv HealthPharmaNet- na Confidential05/04/11INC Research / Avista CapitalKendle International350.1 0.8x13.0x12/28/10Warburg PincusReSearch Pharmaceutical Services245.0 0.9x14.4x08/19/10Avista Capital / Teachers’ Private CapitalINC Research- na ConfidentialMean1.3x12.2xMedian0.9x11.8xContract Manufacturing Organization12/24/12Mitsubishi ChemicalQualicaps657.3 2.9xna 10/29/12PatheonBanner Pharmacaps255.0 na 10.2x08/06/12BC PartnersAenova Group- na na 08/22/11Catalent PharmaAptuit407.0 2.1x10.1x04/04/11KKRCapsugel2,375.0 3.2xna 02/24/11EurofinsLancaster Labs200.0 1.7xna Mean2.5x10.2xMedian2.5x10.2xOverall Mean2.0x11.7xOverall Median2.1x11.3xPrecedent Transactions Sources: Company filings, press releases, Capital IQ and Wall Street research. Notes: “na” indicates data is not available; “nm” indicates data in not meaningful. (1)2010 Kendle Adjusted EBITDA adjusted for one time restructuring expense of $4.5 million and goodwill impairment charge of $7.3 million. (2)2012 Qualicaps estimated revenue estimate of ¥19 billion per Mitsubishi Chemical Holdings Corporation public document “Completion of Acquisition of Qualicaps”, dated March 1, 2013. (3)2012 Banner estimated PF Adjusted EBITDA of $25 million per Patheon company presentation, dated October 29, 2012. (4)2010 Capsugel estimated revenue of $750 million per KKR press release, dated April 4, 2011. (5)2010 Lancaster Labs estimated revenue of $115 million per Thermo Fisher Scientific press release, dated February 24, 2011. (1) (2) (3) (4) (5) 16

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis

($USDmm, except per share data)	Projected Fiscal Year Ending October 31, 2014P	2015P	2016P	2017P
Revenue	$ 1,143.8	$ 1,217.9	$ 1,295.5	$ 1,376.4
Adjusted EBITDA	$ 203.9	$ 229.9	$ 257.5	$ 286.8
(-) Depreciation and Amortization	(51.6)	(54.9)	(58.3)	(61.9)
EBIT	152.3	175.0	199.2	224.9
(-) Taxes @ 20.0% [(1)]	(30.5)	(35.0)	(39.8)	(45.0)
NOPAT	121.9	140.0	159.4	179.9
(+) Depreciation and Amortization	51.6	54.9	58.3	61.9
(-) Capital Expenditures	(53.1)	(56.3)	(59.7)	(63.2)
(-) Additional Cash Expenses [(2)]	(17.2)	(11.5)	(1.5)	(1.5)
(+/-) Changes in Net Working Capital [(3)]	(12.5)	(10.4)	(10.9)	(11.3)
Unlevered Free Cash Flow	$ 90.7	$ 116.7	$ 145.6	$ 165.7

Sensitivity Analyses

Implied Enterprise Value ($USDmm) [(4)(5)]

Discount Rate (%)	LTM EBITDA Exit Multiple (x) 8.0x	9.0x	10.0x
9.2%	2,040.7	2,242.3	2,443.9
9.7%	2,007.3	2,205.3	2,403.2
10.2%	1,974.6	2,169.0	2,363.4

Implied Equity Value ($USDmm) [(4)(5)(6)]

Discount Rate (%)	LTM EBITDA Exit Multiple (x) 8.0x	9.0x	10.0x
9.2%	1,464.5	1,666.1	1,867.7
9.7%	1,431.1	1,629.1	1,827.0
10.2%	1,398.4	1,592.8	1,787.2

Implied Price per Share ($USD) [(4)(5)(6)(7)]

Discount Rate (%)	LTM EBITDA Exit Multiple (x) 8.0x	9.0x	10.0x
9.2%	9.80	11.12	12.44
9.7%	9.58	10.88	12.18
10.2%	9.37	10.64	11.92

Implied Perpetuity Growth Rate (%)

Discount Rate (%)	LTM EBITDA Exit Multiple (x) 8.0x	9.0x	10.0x
9.2%	1.8%	2.6%	3.2%
9.7%	2.3%	3.1%	3.7%
10.2%	2.8%	3.6%	4.2%

Source: Financial Projections prepared by Patheon management and furnished by management of JLL Partners.

Notes:

(1) Tax rate assumption of 20.0% per Patheon management and furnished by management of JLL Partners.

(2) Additional cash expenses are outlined on pg. 24 of this document.

(3) Change in working capital assumed to be 14% of the change in revenue per Patheon management and furnished by management of JLL Partners.

(4) Assumes a transaction close of October 31, 2013 with a mid-year convention.

(5) Assumes $623.7 million in debt and $47.5 million per Patheon management and furnished by management of JLL Partners.

(6) Fully-diluted shares calculated using the treasury stock method based on 140.9 million common shares, 11.1 million stock options at a weighted average exercise price of $2.65 USD and 0.447 million director stock units per Patheon management and furnished by management of JLL Partners.

(7) Assumes a CAD to USD exchange rate of 0.956 as of November 15, 2013 per Capital IQ.

17

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Premiums Paid Detail

Selected U.S. and Canadian Public Healthcare Companies

Summary Criteria

- Selected transactions involving U.S. and Canadian-based, publicly traded healthcare companies
- Transactions announced from January 1, 2009 to date
- Transaction values of between $500 million and $3 billion
- Includes only cash transactions

Date Announced	Target Name	Acquirer Name	Transaction Value ($USDmm)	Offer Price: 1 Day Prior	Offer Price: 4 Weeks Prior
09/25/13	MAKO Surgical Corp	Stryker Corp	1,484	85.5%	107.2%
09/05/13	Astex Pharmaceuticals Inc	Otsuka Holdings Co Ltd	887	2.8%	70.3%
08/27/13	Hi-Tech Pharmacal Co Inc	Akorn Inc	602	23.5%	19.8%
07/30/13	Optimer Pharmaceuticals Inc	Cubist Pharmaceuticals Inc	776	0.3%	14.6%
07/30/13	Trius Therapeutics Inc	Cubist Pharmaceuticals Inc	787	17.9%	63.0%
06/25/13	CML HealthCare Inc	LifeLabs Inc	1,163	49.3%	39.3%
04/29/13	Conceptus Inc	Evelyn Acquisition Co	1,063	19.7%	30.5%
01/22/13	MAP Pharmaceuticals Inc	Allergan Inc	944	60.5%	62.0%
11/15/12	Schiff Nutrition Intl Inc	Reckitt Benckiser Group PLC	1,318	81.1%	71.2%
11/05/12	Metro Health Networks Inc	Humana Inc	534	3.7%	14.0%
10/25/12	PSS World Medical Inc	McKesson Corp	1,459	34.3%	25.8%
08/22/12	Sunrise Senior Living Inc	Health Care REIT Inc	897	62.4%	126.9%
07/16/12	Par Pharmaceutical Cos Inc	TPG Capital LP	1,886	158.5%	118.3%
04/23/12	Ardea Biosciences Inc	AstraZeneca PLC	1,245	53.6%	38.8%
04/19/12	Human Genome Sciences Inc	GlaxoSmithKline PLC	2,910	98.7%	88.2%
03/12/12	ZOLL Medical Corp	Asahi Kasei Corp	2,200	23.8%	27.5%
01/26/12	Micromet Inc	Armstrong Acquisition Corp	1,146	32.9%	52.6%
01/07/12	Inhibitex Inc	Bristol-Myers Squibb Co	2,524	163.4%	77.6%
12/15/11	SonoSite Inc	Fujifilm Holdings Corp	796	75.4%	67.3%
09/08/11	Caliper Life Sciences Inc	PerkinElmer Inc	612	42.1%	58.9%
07/05/11	Immucor Inc	IVD Acquisition Corp	1,687	30.3%	36.4%
04/11/11	American Med Sys Holdings Inc	NIKA Merger Sub Inc	2,704	34.4%	44.4%
02/22/11	Clinical Data Inc	Magnolia Acquisition Corp	1,200	6.2%	34.5%
02/14/11	Emergency Medical Svcs Corp	Clayton Dubilier & Rice LLC	2,823	(8.6%)	(4.7%)
02/08/11	RehabCare Group Inc	Kindred Healthcare Inc	1,286	38.1%	39.2%
12/21/10	Martek Biosciences Corp	Greenback Acquisition Corp	1,055	34.9%	43.7%
09/07/10	ZymoGenetics Inc	Bristol-Myers Squibb Co	838	77.0%	119.1%
06/01/10	ev3 Inc	COV Delaware Corp	2,692	18.9%	19.5%
05/24/10	Odyssey HealthCare Inc	Gentiva Health Services Inc	924	40.0%	39.4%
05/17/10	Psychiatric Solutions Inc	Universal Health Services Inc	1,965	10.8%	14.2%
03/10/10	Facet Biotech Corp	Abbott Laboratories	719	66.6%	66.8%
12/21/09	Chattem Inc	Sanofi-Aventis SA	1,781	33.6%	39.0%
12/16/09	FGX International Holdings Ltd	Essilor International SA	558	10.3%	18.3%
09/03/09	Sepracor Inc	Aptiom Inc	2,574	27.6%	30.7%
07/27/09	Varian Inc	Agilent Technologies Inc	1,512	32.7%	31.1%
07/22/09	Medarex Inc	Bristol-Myers Squibb Co	2,247	93.2%	96.6%
06/04/09	Axsys Technologies Inc	General Dynamics Advanced	640	97.3%	42.6%
05/21/09	Cougar Biotechnology Inc	Johnson & Johnson	988	18.3%	23.2%
03/12/09	CV Therapeutics Inc	Gilead Sciences Inc	1,330	76.2%	122.7%
01/12/09	Advanced Medical Optics Inc	Abbott Laboratories	1,378	148.6%	301.5%
01/05/09	Indevus Pharmaceuticals Inc	Endo Pharmaceuticals Holdings	592	42.9%	69.2%
		Mean (41)	**1,384**	**49.2%**	**58.6%**
		Median (41)	**1,200**	**34.9%**	**42.6%**
		High	**2,910**	**163.4%**	**301.5%**
		75th Percentile	**1,781**	**75.4%**	**70.3%**
		50th Percentile	**1,200**	**34.9%**	**42.6%**
		25th Percentile	**838**	**19.7%**	**30.5%**
		Low	**534**	**(8.6%)**	**(4.7%)**

Sources: Public filings, Wall Street research, and SDC Platinum (Thomson Reuters) as of November 15, 2013.

18

Jefferies

Appendix 19

Selected Public Companies — Trading Overview

Company	Ticker	Price (11/15/13) ($)	% of 52-Wk High (%)	FD Equity Value [1] ($mm)	Enterprise Value [2] ($mm)	Enterprise Value / Revenue [3] CY13 (x)	CY14 (x)	CY15 (x)	Enterprise Value / EBITDA [3] CY13 (x)	CY14 (x)	CY15 (x)
CROs											
Charles River Laboratories	CRL	51.73	100.0%	2,532	3,048	2.6x	2.5x	2.4x	11.1x	10.5x	10.1x
Covance	CVD	86.79	94.3%	5,027	4,699	2.0x	1.8x	1.7x	12.8x	11.0x	10.0x
ICON	ICLR	39.98	90.4%	2,470	2,252	1.7x	1.5x	1.4x	13.1x	11.4x	10.1x
PAREXEL	PRXL	43.10	78.3%	2,486	2,687	1.5x	1.4x	1.2x	11.1x	9.9x	8.4x
Quintiles	Q	43.98	92.6%	5,967	7,403	2.0x	1.8x	1.7x	12.2x	11.3x	10.3x
Mean			**91.1%**			**1.9x**	**1.8x**	**1.7x**	**12.1x**	**10.8x**	**9.8x**
Median			**92.6%**			**2.0x**	**1.8x**	**1.7x**	**12.2x**	**11.0x**	**10.1x**
CMOs											
Albany Molecular Research	AMRI	14.12	98.3%	465	432	1.7x	1.7x	1.6x	9.1x	9.0x	8.9x
Cambrex	CBM	18.84	96.8%	593	669	2.2x	2.0x	1.8x	10.3x	9.7x	na
Lonza	LONN	94.95	96.8%	4,930	7,678	1.9x	1.8x	1.7x	10.5x	9.3x	8.6x
Siegfried	SWX:SFZN	168.16	98.1%	606	579	1.4x	1.3x	1.3x	9.2x	7.0x	6.2x
WuXi PharmaTech	NYSE:WX	32.10	96.3%	2,376	2,105	3.7x	3.2x	2.7x	13.3x	11.8x	10.7x
Mean			**97.2%**			**2.2x**	**2.0x**	**1.8x**	**10.5x**	**9.4x**	**8.6x**
Median			**96.8%**			**1.9x**	**1.8x**	**1.7x**	**10.3x**	**9.3x**	**8.8x**
Overall Mean			**94.2%**			**2.0x**	**1.9x**	**1.8x**	**11.3x**	**10.1x**	**9.3x**
Overall Median			**96.5%**			**1.9x**	**1.8x**	**1.7x**	**11.1x**	**10.2x**	**10.0x**
Patheon [4]	**TSX:PTI**	**5.69**	**87.5%**	**834**	**1,420**	**1.4x**	**1.3x**	**na**	**9.7x**	**8.2x**	**na**

Sources: Public filings and Capital IQ as of November 15, 2013, except Cambrex which has EBITDA estimates as of November 1, 2013.

(1) FD equity value = stock price * (common shares outstanding + restricted stock + options and warrants per the treasury stock method).

(2) Enterprise value = FD equity value – cash and cash equivalents + total debt + preferred equity + non-controlling interests.

(3) Wall Street consensus estimates per Capital IQ.

(4) Based on calendarized Wall Street consensus estimates as outlined on pg. 10 of this deck. Outstanding common shares, stock options, cash and debt per the 10Q filed by Patheon on September 5, 2013 for the period ending July 31, 2013.

20

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Selected Public Companies — Growth and Margin Analysis

	Revenue Growth [3]			CAGR	EBITDA Growth [3]			CAGR	EBITDA Margins [3]		
	CY13	CY14	CY15	'12 - '14	CY13	CY14	CY15	'12 - '14	CY13	CY14	CY15
Company	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
CROs											
Charles River Laboratories	3.3%	3.8%	3.5%	3.5%	7.1%	5.0%	4.0%	6.0%	23.6%	23.9%	24.0%
Covance	9.7%	8.7%	6.8%	9.2%	21.5%	15.8%	10.7%	18.6%	15.4%	16.4%	17.0%
ICON	19.4%	10.1%	9.1%	14.6%	47.3%	15.1%	12.9%	30.2%	12.9%	13.5%	13.9%
PAREXEL	17.6%	7.2%	9.2%	12.3%	32.4%	11.7%	18.5%	21.6%	13.2%	13.7%	14.9%
Quintiles	2.4%	7.6%	7.4%	5.0%	24.6%	7.7%	9.7%	15.8%	16.0%	16.0%	16.4%
Mean	**10.5%**	**7.5%**	**7.2%**	**8.9%**	**26.6%**	**11.1%**	**11.1%**	**18.5%**	**16.2%**	**16.7%**	**17.2%**
Median	**9.7%**	**7.6%**	**7.4%**	**9.2%**	**24.6%**	**11.7%**	**10.7%**	**18.6%**	**15.4%**	**16.0%**	**16.4%**
CMOs											
Albany Molecular Research	9.2%	4.1%	6.7%	6.6%	53.3%	0.7%	1.0%	24.3%	19.2%	18.6%	17.6%
Cambrex	11.4%	7.6%	10.9%	9.5%	12.6%	6.2%	na	9.3%	21.1%	20.8%	na
Lonza	(4.5%)	5.6%	4.3%	0.4%	7.2%	13.0%	8.0%	10.1%	17.8%	19.1%	19.7%
Siegfried	5.0%	2.8%	3.4%	3.9%	50.1%	30.9%	13.8%	40.2%	14.9%	19.0%	20.9%
WuXi PharmaTech	15.3%	15.3%	15.4%	15.3%	20.8%	12.2%	10.5%	16.4%	27.5%	26.8%	25.6%
Mean	**7.3%**	**7.1%**	**8.1%**	**7.1%**	**28.8%**	**12.6%**	**8.3%**	**20.1%**	**20.1%**	**20.8%**	**21.0%**
Median	**9.2%**	**5.6%**	**6.7%**	**6.6%**	**20.8%**	**12.2%**	**9.2%**	**16.4%**	**19.2%**	**19.1%**	**20.3%**
Overall Mean	**8.9%**	**7.3%**	**7.7%**	**8.0%**	**27.7%**	**11.8%**	**9.9%**	**19.3%**	**18.2%**	**18.8%**	**18.9%**
Overall Median	**9.4%**	**7.4%**	**7.1%**	**7.9%**	**23.1%**	**12.0%**	**10.5%**	**17.5%**	**16.9%**	**18.8%**	**17.6%**
Patheon [4]	**1.4%**	**8.2%**	**na**	**4.8%**	**76.3%**	**17.9%**	**na**	**44.2%**	**14.2%**	**15.5%**	**na**

Sources: Public filings and Capital IQ as of November 15, 2013, except Cambrex which has EBITDA estimates as of November 1, 2013.
(1) FD equity value = stock price * (common shares outstanding + restricted stock + options and warrants per the treasury stock method).
(2) Enterprise value = FD equity value – cash and cash equivalents + total debt + preferred equity + non-controlling interests.
(3) Wall Street consensus estimates per Capital IQ.
(4) Based on calendarized Wall Street consensus estimates as outlined on pg. 10 of this deck. Outstanding common shares, stock options, cash and debt per the 10Q filed by Patheon on September 5, 2013 for the period ending July 31, 2013.

21

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Weighted Average Cost of Capital

Unlevered Beta Calculation

Company	Ticker	Closing Stock Price (11/15/13) ($)	FD Equity Value ($mm)	Total Debt ($mm)	Total Cap. ($mm)	Total Debt / Total Equity (%)	Total Debt / Total Cap. (%)	Marginal Tax Rate (%)	Unlevered Beta Calculation: Levered Beta [1]	Unlevered Beta Calculation: 1+(D*(1-t)/E (x)	Unlevered Beta Calculation: Unlevered Beta
Charles River Laboratories	CRL	51.73	2,532	$640	$3,190	25.3%	20.1%	35.0%	0.98	1.16	0.84
Covance	CVD	86.79	5,027	$265	$5,292	5.3%	5.0%	35.0%	0.73	1.03	0.70
ICON	ICLR	39.98	2,470	–	$2,470	–	–	12.5%	0.65	1.00	0.65
PAREXEL	PRXL	43.10	2,486	$505	$2,991	20.3%	16.9%	35.0%	1.15	1.13	1.01
Quintiles	Q	43.98	5,967	$2,046	$8,013	34.3%	25.5%	35.0%	0.84	1.22	0.69
Albany Molecular Research	AMRI	14.12	465	$6	$471	1.4%	1.4%	35.0%	1.04	1.01	1.03
Cambrex	CBM	18.84	593	$101	$694	17.0%	14.6%	35.0%	1.03	1.11	0.92
Lonza	LONN	94.95	4,930	$3,049	$7,978	61.8%	38.2%	22.0%	1.23	1.48	0.83
Siegfried	SWX:SFZN	168.16	606	$58	$664	9.6%	8.8%	22.0%	0.33	1.08	0.31
WuXi PharmaTech	NYSE:WX	32.10	2,376	$55	$2,431	2.3%	2.3%	15.0%	0.72	1.02	0.70
					Mean	**17.7%**	**13.3%**	**28.2%**	**0.87**	**1.13**	**0.77**
					Median	**13.3%**	**11.7%**	**35.0%**	**0.91**	**1.09**	**0.77**
Patheon Inc.	**TSX:PTI**	**$5.69**	**$834**	**$626**	**$1,461**	**75.0%**	**42.9%**	**20.0%**	**0.84**	**1.60**	**0.52**

Illustrative Weighted Average Cost of Capital Calculation

Inputs	Notation	Value
Levered Equity Beta:		
Unlevered Beta	Ba	0.77
Tax Rate [2]	t	20.0%
Weight of Equity [3]	We	88.3%
Weight of Debt [3]	Wd	11.7%
Levered Equity Beta [3]	**Be**	**0.85**
= [1+(1-t)*(Wd/We)]*Ba		
Cost of Equity:		
Risk-Free Rate [4]	Rf	3.0%
Size Premium [5]	Rp	2.5%
Levered Equity Beta	Be	0.85
Market Risk Premium [6]	Rm	5.6%
Cost of Equity	**Ke**	**10.2%**
=[Rf+Rp+(Be*Rm)]		
Cost of Debt:		
Pre-Tax Market Yield of Debt [7]	Kd	7.2%
Tax Rate	t	20.0%
Cost of Debt	**Kd**	**5.8%**
=[Kd*(1-t)]		
Weighted Average Cost of Capital (midpoint)	**WACC**	**9.7%**
= [(Ke*We)+(Kd*Wd)+ld]		

Sensitivity

WACC (%)

Debt / Cap.	Unlevered Beta 0.57	0.67	0.77	0.87	0.97
8.0%	8.3%	8.8%	9.3%	9.9%	10.4%
10.0%	8.4%	9.0%	9.5%	10.1%	10.6%
12.0%	8.6%	9.1%	9.7%	10.2%	10.8%
14.0%	8.8%	9.3%	9.9%	10.4%	11.0%
16.0%	8.9%	9.5%	10.1%	10.6%	11.2%

Sources: Public filings, Ibbotson, Bloomberg, and Capital IQ as of November 15, 2013.

(1) 2-year weekly, historical-adjusted Beta per Bloomberg as of November 15, 2013, the most current reported period.
(2) Assumes 20.0% corporate tax rate, per Patheon management and furnished by management of JLL Partners.
(3) Assumes median capital structure of selected companies.
(4) Represents 20-year Canadian Government Note.
(5) Per 2013 Ibbotson; 8th decile of market capitalization ($514 million - $818 million).
(6) Canadian long-horizon equity risk premium per Ibbotson International Risk Premia Report 2012.
(7) Patheon's weighted average cost of debt based on current outstanding debt of $569.5 million secured term loan at LIBOR plus 6.00% with a 1.25% LIBOR floor and $46.0 million secured revolving facility at 6.7%, the midpoint of the 5.8% and 7.75%.

22

Jefferies

Financial Projections — Calendarized Key Assumptions ■Financial Projections per JLL Partners Source: Financial Projections prepared by Patheon management and furnished by management of JLL Partners. (1)Includes adjustments to SG&A related to consulting fees, stock-based compensation, special committee costs, executive severance costs and SEC registration costs as prepared by Patheon management and furnished by management of JLL Partners. Projected CYE December 31,CAGR (%)($USDmm)2013E2014E2015E2016E’12—‘16Commercial Manufacturing$661.6$712.2$754.9$800.2Pharmaceutical Development Services 149.4 163.3 173.1 183.4 Banner Life Sciences258.5 280.7 302.9 325.3 Revenue$1,069.5$1,156.1$1,230.9$1,309.014.6%% Growth40.8%8.1%6.5%6.3%Cost of Goods Sold746.5 775.8 819.0 863.9 Gross Profit323.0 380.3 411.8 445.1 26.2%% Margin30.2%32.9%33.5%34.0%Operating Expenses219.4 224.2 232.8 241.6 Operating Income$103.6$156.1$179.1$203.5418.0%% Margin9.7%13.5%14.5%15.5%Adjusted EBIT (1)$108.2$156.1$179.1$203.590.1%Depreciation and Amortization50.5 52.2 55.4 58.9 Adjusted EBITDA$158.7$208.3$234.5$262.445.9%% Growth173.8%31.2%12.6%11.9%% Margin14.8%18.0%19.1%20.0%Adjusted Pro Forma EBITDA$181.7——% Margin17.0% 23

Financial Projections — Calendarized Key Assumptions ■Financial Projections per JLL Partners Source: Financial Projections prepared by Patheon management and furnished by management of JLL Partners. (1)Includes adjustments to SG&A related to consulting fees, stock-based compensation, special committee costs, executive severance costs and SEC registration costs as prepared by Patheon management and furnished by management of JLL Partners. Projected CYE December 31,CAGR (%)($USDmm)2013E2014E2015E2016E’12—‘16Commercial Manufacturing$661.6$712.2$754.9$800.2Pharmaceutical Development Services 149.4 163.3 173.1 183.4 Banner Life Sciences258.5 280.7 302.9 325.3 Revenue$1,069.5$1,156.1$1,230.9$1,309.014.6%% Growth40.8%8.1%6.5%6.3%Cost of Goods Sold746.5 775.8 819.0 863.9 Gross Profit323.0 380.3 411.8 445.1 26.2%% Margin30.2%32.9%33.5%34.0%Operating Expenses219.4 224.2 232.8 241.6 Operating Income$103.6$156.1$179.1$203.5418.0%% Margin9.7%13.5%14.5%15.5%Adjusted EBIT (1)$108.2$156.1$179.1$203.590.1%Depreciation and Amortization50.5 52.2 55.4 58.9 Adjusted EBITDA$158.7$208.3$234.5$262.445.9%% Growth173.8%31.2%12.6%11.9%% Margin14.8%18.0%19.1%20.0%Adjusted Pro Forma EBITDA$181.7——% Margin17.0% 23